UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

__________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

__________________

Date of Report (Date of earliest event reported):
December 16, 2011

CORNERSTONE HEALTHCARE PLUS REIT, INC.
(Exact name of registrant as specified in its charter)

MARYLAND	000-53969	20-5721212
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1920 Main Street, Suite 400
Irvine, California 92614
(Address of principal executive offices)

(949) 852-1007
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14d-2(b)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.01.                      Entry into a Material Definitive Agreement

Following an intensive analysis of strategic alternatives for the Company, conducted by the Independent Directors Committee of our Board of Directors in consultation with its independent financial advisor, our Independent Directors Committee and our Board of Directors have determined that it is in the best interests of our Company and its stockholders to transition advisory services currently rendered to us by Cornerstone Leveraged Realty Advisors, LLC (“CLRA”), an affiliate of Cornerstone Ventures, Inc. (“CVI”), our original sponsor, and to engage as our replacement advisor Springlake Healthcare Capital, LLC (“Springlake”), a newly formed company controlled by John Mark Ramsey, the Chief Executive Officer and an owner of our current sub-advisor, Servant Healthcare Investments, LLC (“SHI”).

Springlake  is a newly formed Florida limited liability company based in Orlando, Florida.  As further described under Item 5.02 below, John Mark Ramsey, the Chief Executive Officer and majority owner of Springlake, has been appointed as our Chief Executive Officer, President and a member of our Board of Directors.  Mr. Ramsey also currently serves as the Chief Executive Officer and is an owner of SHI, however, effective immediately, he has resigned as an officer and Chief Executive Officer of SHI and surrendered all ownership interest in that entity. Mr. Ramsey will remain as an employee of SHI through December 31, 2011, at which time he will resign from that position. In addition, effective as of January 1, 2012, Sharon C. Kaiser, our other executive officer, has accepted a position as the Chief Financial Officer of Springlake.  As a result of these relationships, we are affiliated with Springlake.

In making the determination to transition to Springlake as a replacement advisor, the Independent Directors Committee and our Board of Directors considered, among other things, the current circumstances and strategic direction of CLRA, the prior success of Springlake’s principals, including Mr. Ramsey, in generating investment opportunities that meet our investment objectives, and the reasonableness of the fees that will be paid to Springlake under the Replacement Advisory Agreement.  Our Independent Directors Committee and our Board of Directors have determined that Springlake possesses sufficient qualifications to perform advisory services to us. In addition, our Independent Directors Committee and our Board of Directors have determined that the compensation we will pay to Springlake is reasonable in relation to the nature of the services to be performed for us and is within the limits prescribed in our charter.

Replacement Advisory Agreement

In accordance with the determinations described above, on December 22, 2011 we executed a replacement advisory agreement with Springlake (the “Replacement Advisory Agreement”), which will take effect upon the later of January 1, 2012 or the date upon which we obtain, or waive the need for, certain lender consents to the advisor transition. We intend for the Replacement Advisory Agreement to take effect upon the expiration of the current term of our existing advisory agreement with CLRA.  We expect that CLRA will continue to provide us with advisory services under our existing advisory agreement through December 31, 2011 and will cooperate with us to provide an orderly transition of advisory functions to Springlake.

Pursuant to the terms of the Replacement Advisory Agreement, Springlake, as advisor, is responsible for managing, operating, directing and supervising the operation of our Company and its assets. Generally, Springlake will be responsible for providing us with (i) property acquisition, disposition and financing services, (ii) asset management and operational services, including real estate services and financial and administrative services, (iii) stockholder services, and (iv) in the event we conduct a public offering of our securities, offering-related services.  Springlake is subject to the supervision and ultimate authority of our Board of Directors and has a fiduciary duty to our Company and its stockholders.

Our Independent Directors Committee and our Board of Directors believes that the terms of the Replacement Advisory Agreement with Springlake are more advantageous to the Company than the terms of the current advisory agreement with CLRA. The fees and expense reimbursements that will be payable to Springlake under the Replacement Advisory Agreement are summarized below.

Acquisition Fees and Expenses. The Replacement Advisory Agreement requires us to pay Springlake acquisition fees in an amount equal to 1.0% of the sum of the amount actually paid or allocated to the purchase, development, construction or improvement of an investment, inclusive of the acquisition expenses associated with such investment, and the amount of any debt attributable to such investment.  With respect to acquisitions made through a joint venture in which the Company is a co-venturer, the acquisition fee payable to Springlake shall equal 1.0% of the Company’s portion of the amount actually paid or allocated to the purchase, development, construction or improvement of the investment, inclusive of the acquisition expenses associated with such investment, and the Company’s prorata portion of any debt attributable to such investment.  An acquisition fee shall be payable to Springlake at the time we acquire the related investment.  In addition, we are required to reimburse Springlake for direct costs Springlake incurs and amounts Springlake pays to third parties in connection with the selection and acquisition of potential investments, whether or not they are ultimately acquired.

Financing Coordination Fee.   Subject to compliance with the 2%/25% Guidelines (described below), we will pay a financing coordination fee for services rendered by Springlake in connection with the refinancing of any of our debt obligations in an amount equal to 0.5% of the gross amount of any such refinancing, provided however, that Springlake will not be entitled to a financing coordination fee in connection with the refinancing of debt obligations secured by any particular asset that was subject to a refinancing in which Springlake received a financing coordination fee within the immediately preceding three year period. Any such financing coordination fee will be payable to Springlake upon the closing of the related refinancing.

Asset Management Fees. Subject to compliance with the 2%/25% Guidelines (described below), we will pay Springlake a monthly asset management fee in an amount equal to one-twelfth of 1.0% of our assets under management, calculated on a monthly basis as of the last day of each month.  Additionally, subject to compliance with the 2%/25% Guidelines, with respect to fiscal quarters in which distributions declared to stockholders and cash available for distribution for such fiscal quarter are each at least $0.125 per share, we will also pay Springlake a quarterly bonus asset management fee equal to the lesser of (i) one-fourth of 0.15% of our assets under management, calculated on a quarterly basis as of the last day of the quarter, or (ii) $150,000.

Property Management and Leasing Fees.  If we retain Springlake or one of its affiliates to manage or lease any of our properties, we will pay Springlake or such affiliate a market-based fee in accordance with a separately negotiated property management, leasing and development agreement to be approved by the Independent Directors Committee, which agreement may provide for fees similar to what other management or leasing companies generally charge for the management or leasing of similar properties, and which may include reimbursement for the costs and expenses Springlake or its affiliates incurs in managing or leasing our properties.

Disposition Fee. If Springlake or one of its affiliates provides a substantial amount of the services (as determined by a majority of our directors, including a majority of our Independent Directors Committee) in connection with the sale of one or more of our properties, other than a sale in connection with a transaction in which we sell, grant, convey or relinquish our ownership of all or substantially all of our assets, we would pay Springlake or such affiliate at closing a disposition fee equal to the lesser of (i) 1.0% of the sales price of such property or properties, or (ii) one-half of the competitive real estate commission in light of the size, type and location of the property. The disposition fee may be paid in addition to real estate commissions paid to non-affiliates, provided that the total real estate commissions (including such disposition fee) paid to all persons by us for each property shall not exceed an amount equal to the lesser of (i) 6.0% of the aggregate contract sales price of each property or (ii) the competitive real estate commission for each property.

Subordinated Participation Provisions. Springlake will be entitled to receive a subordinated participation upon the sale of our properties, listing of our common stock or, under certain circumstances, termination of the Replacement Advisory Agreement, as follows:

•
After we pay stockholders cumulative distributions equal to their aggregate invested capital plus a 7% cumulative, non-compounded return, Springlake would be paid a subordinated participation of 10% of remaining cash flow from sales and refinancings.

•
Upon termination of the Replacement Advisory Agreement (other than due to a material breach of the Replacement Advisory Agreement by Springlake), Springlake would receive a subordinated performance fee due upon termination. This fee would equal 10% of the amount by which (i) the sum of (A) the appraised value of our assets minus our liabilities on the date the Replacement Advisory Agreement was terminated, and (B) total distributions (other than stock distributions) paid to stockholders prior to termination of the Replacement Advisory Agreement (up to the amount of distributions necessary to provide a 7% cumulative, non-compounded return on invested capital), exceeded (ii) the sum of (A) aggregate invested capital, and (B) a 7% cumulative, non-compounded return on invested capital

•
In the event we listed our stock for trading on a national stock exchange, Springlake would receive a subordinated incentive listing fee instead of a subordinated participation in net sales proceeds. This fee would equal 10% of the amount by which (i) the sum of (A) the market value of our common stock, and (B) all prior distributions (other than stock distributions) to stockholders (up to the amount of distributions necessary to provide a 7% cumulative, non-compounded return on invested capital), exceeded (ii) the sum of (A) aggregate invested capital, and (B) a 7% cumulative, non-compounded return on invested capital.

Fee Credit. Subject to our rights of first refusal described below, Springlake may advise other owners or prospective owners of assets in the healthcare sector and earn fees for such efforts. However, in the event that a third party owner contracts with Springlake for the provision of advisory services, Springlake will be required to reduce the fees that we pay pursuant to the Replacement Advisory Agreement as follows: (A) if the contractual fees to be paid by such third party owner to Springlake are, on a percentage basis, greater than or equal to 90% of the corresponding or analogous fees charged to us, then Springlake will reduce the amount of fees charged to us by a dollar amount equal to 50% of the corresponding or analogous fees actually paid to Springlake by such third party owner; and (B) if the contractual fees to be paid by such third party owner to Springlake are, on a percentage basis, less than 90% of the corresponding or analogous fees charged to us, then Springlake will reduce the dollar amount of fees charged to us by an amount equal to 25% of the corresponding or analogous fees actually paid to Springlake to such third party owner.

Operating Expenses.  We will not be required to reimburse Springlake or its affiliates for any of their costs or expenses that are not directly attributable to our business, including without limitation (i) any personnel costs incurred by Springlake to its employees, and (ii) any costs related to Springlake’s rent, utilities and general overhead. We will be responsible for paying directly or reimbursing Springlake for costs that are directly attributable to our business. Under the Replacement Advisory Agreement, Springlake must restrict total operating expenses for the preceding four consecutive fiscal quarters, as determined at the end of each fiscal quarter, to the greater of 2% of the Company’s Average Invested Assets or 25% of the Company’s net income for such period (the “2%/25% Guidelines”), unless the Independent Directors Committee determines that a higher level of expenses is justified, based on unusual and non-recurring factors. The Independent Directors Committee will not approve any operating expenses (other than those determined to be justified based on unusual and non-recurring factors) if, in its reasonable discretion, the Independent Directors Committee determines that such operating expenses, considered together with operating expenses previously approved for the relevant period, as well as estimated operating expenses for the remainder of the relevant period, would exceed the 2%/25% Guidelines.

Organizational and Offering Expenses. In the event that our Board of Directors determines that it is advisable and in our best interests to conduct an offering of our securities, Springlake will be responsible for managing and supervising such offering activities and will be entitled to be reimbursed for organizational and offering costs paid by Springlake on our behalf from the proceeds of such offering. Organizational and offering costs consist of all expenses (other than sales commissions and the dealer manager fee) to be paid by us in connection with our offerings, including our legal, accounting, printing, mailing and filing fees, charges of our escrow holder and other accountable offering expenses.  However, Springlake will be required to reimburse us to the extent that our organization and offering expenses are in excess of 15% of gross offering proceeds at the conclusion of such offering.

Under the Replacement Advisory Agreement, Springlake has granted us an irrevocable right of first refusal to acquire any investment opportunity in the healthcare sector identified by or on behalf of Springlake until such time as we have made investments following the effective date of the Replacement Advisory Agreement in an aggregate amount of at least $20,000,000 plus the proceeds, if any, from the refinancing of property we own as of the effective date. During the period that such right of first refusal is effective, Springlake will be obligated to present every investment opportunity involving the healthcare sector to us. If we decline to pursue an investment opportunity presented by Springlake, or otherwise fail to complete the acquisition of such an investment opportunity within a prescribed time period, then, subject to applying the fee credit described above, Springlake will have the right to pursue such investment opportunity in any manner it chooses and with any source of capital that it chooses.

Subject to certain limitations in the Replacement Advisory Agreement and our charter, we have agreed to indemnify and hold harmless Springlake and its affiliates from all losses and liabilities arising in performance of their duties under the Replacement Advisory Agreement.

The Replacement Advisory Agreement will have a one-year term commencing on its effective date.  The Replacement Advisory Agreement may be renewed for an unlimited number of successive one-year terms upon mutual consent of the parties.  The Replacement Advisory Agreement may be terminated by us or by Springlake without cause and without penalty upon 60 days written notice to the other party.  Either party may terminate the agreement immediately in the event that the other party (i) commences bankruptcy or similar insolvency proceedings, or (ii) commits a material breach of the agreement which is not cured within 30 days after written notice from the non-breaching party, or which the non-breaching party reasonably determines cannot be cured within 30 days.

The foregoing summary of the material terms of the Replacement Advisory Agreement is qualified in its entirety by the terms of the Replacement Advisory Agreement attached as Exhibit 10.1 of this Current Report on Form 8-K and incorporated herein by reference.

Item 1.02                      Termination of a Material Definitive Agreement

Upon the effective date of the Replacement Advisory Agreement, the Company intends to exercise its right to terminate, without penalty, the existing Sub-Advisory Agreement dated May 2008 (the “Sub-Advisory Agreement”) originally entered into by CIP Leveraged Fund Advisors, LLC (“CLFA”), CLRA and SHI, to which the Company became a party on July 29, 2011 as successor in interest to CLFA and CLRA.  Beginning on the effective date of the Replacement Advisory Agreement, the services currently provided to the Company by SHI pursuant to the Sub-Advisory Agreement will be performed by Springlake in accordance with the terms of the Replacement Advisory Agreement as described above under Item 1.01.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 16, 2011, our Board of Directors resolved unanimously to increase the size of the Board of Directors from six to seven members, and to elect John Mark Ramsey to fill the resulting vacancy.  The Board of Directors also appointed Mr. Ramsey to serve as a member of the Investment Committee of the Board of Directors. Due to Mr. Ramsey’s affiliations with Springlake and SHI, and his appointment as one of our officers, as described below, Mr. Ramsey is not an “independent director.”  Mr. Ramsey will not receive any direct compensation for his services rendered as a director but he will be entitled to receive reimbursement of reasonable out-of-pocket expenses incurred in connection with his attendance at meetings of the Board of Directors.

Also effective as ofDecember 16, 2011, our Board of Directors removed Sharon C. Kaiser as President of the Company and appointed John Mark Ramsey as our new President and Chief Executive Officer.  Ms. Kaiser will continue with the Company as Chief Financial Officer, Treasurer and Secretary.  Mr. Ramsey and Ms. Kaiser do not receive compensation directly from us for services rendered to us.  However, Mr. Ramsey and Ms. Kaiser are also officers of Springlake and will be compensated by Springlake and its affiliates, in part, for their services to us. A description of the fees that we will pay to Springlake and its affiliates is summarized under Item 1.01 above.

Current biographical information regarding Mr. Ramsey and Ms. Kaiser, including a description of their respective interests in Springlake, appears below:

John Mark Ramsey is our Chief Executive Officer, President and a member of our Board of Directors, positions which he has held since December 16, 2011.  Mr. Ramsey is also Chief Executive Officer and majority owner of Springlake.  Since May 2007 Mr. Ramsey has also been an owner of, and has served as the Chief Executive Officer of SHI, our current sub-advisor.  Effective immediately, Mr. Ramsey has resigned as an officer and Chief Executive Officer of SHI and surrendered his ownership interest in that entity. Mr. Ramsey will remain as an employee of SHI through December 31, 2011, at which time he will resign from that position. Through the Sub-Advisory Agreement, SHI has provided advisory services on our behalf since May of 2008.  On July 29, 2011, we succeeded to the interests of CLFA and CLRA in the Sub-Advisory Agreement, and SHI began to provide advisory services to us directly.  During his tenure with SHI, Mr. Ramsey has overseen all investment activity for SHI while also developing and maintaining relationships with leaders in the healthcare industry. Mr. Ramsey will perform similar functions on behalf of Springlake.

Prior to his role with SHI,  Mr. Ramsey served for four years at CNL Retirement Properties, Inc. (“CNL”), now Health Care Property Investors, Inc., (NYSE: HCP), the nation’s largest real estate investment trust focusing exclusively on properties serving the healthcare industry. During his four years as an executive at CNL, Mr. Ramsey served as a senior vice president and executive committee member. In this capacity, Mr. Ramsey managed the Investment Group, and was responsible for implementing and executing the investment strategy in the senior housing and medical facilities’ sectors. During his tenure, the CNL closed on over 18,000,000 square feet and $3.1 billion positioning it as the third largest healthcare REIT in the United States, which proved to be a key factor in CNL’s successful merger with HCP.

Before joining CNL in 2003, Mr. Ramsey was co-founder and Senior Vice President of Development and Acquisitions for Superior Residences, Inc. a regional developer, owner/operator of Senior Housing projects with responsibilities for all company development and acquisition activities. He also has extensive investment advising experience, having been a Principal and Co-Founder of Weaver, Ramsey & Hershiser, a financial advisory firm specializing in financial management. Prior to that, he served as an Investment Advisor to A.G. Edwards, where he implemented a total financial planning approach with his clients. Mr. Ramsey is a Magna Cum Laude graduate of Florida State University, having earned dual degrees in finance and real estate.

Sharon C. Kaiser is our Chief Financial Officer, Treasurer and Secretary, positions she has held since October 2006, November, 2011 and July 2010, respectively.  Ms. Kaiser has overall responsibility for our finance and accounting.  Ms. Kaiser served as our President from May 25, 2011 to December 16, 2011.  Effective January 1, 2012, Ms. Kaiser was appointed Chief Financial Officer of Springlake.

Prior to joining the Cornerstone-related entities in July 2005, Ms. Kaiser was Director of Financial Operations for Westfield America, Inc., an owner, manager and developer of regional shopping centers and the American subsidiary of a large retail REIT listed on the Australian stock exchange.  From 1999 to 2002, Ms. Kaiser served as Chief Financial Officer of The StayWell Company, a subsidiary of Vivendi Universal, and from 1995 to 1999; she served as Chief Financial Officer and Senior Vice President of HemaCare Corporation, a publicly traded biomedical company. Her responsibilities included financial accounting and reporting, information technology, investor relations and human resources, as well as strategic planning and acquisition due diligence and integration. Before joining HemaCare Corporation, Ms. Kaiser served as the Chief Financial Officer of a publicly-traded (AMEX) REIT sponsored by The Koll Company. She started her career with Arthur Andersen and Co., leaving as a senior manager. Ms. Kaiser holds a Bachelor of Science degree in Business Administration from the University of Southern California and has been a Certified Public Accountant since 1981.

Item 8.01                      Other Events

Determination of Estimated Per-Share Value

Overview

We are announcing an estimated per-share value of our common stock equal to $9.02 per share, calculated as of September 30, 2011. This estimate is being provided to assist broker-dealers in connection with their obligations under applicable Financial Industry Regulatory Authority (“FINRA”) Rules with respect to customer account statements and to assist fiduciaries in discharging their obligations under Employee Retirement Income Security Act (“ERISA”) reporting requirements.

Valuation Methodology

Our overall objective was to determine an estimated per-share value that is supported by a methodology and assumptions that are appropriate given our current circumstances and that employ procedures and calculations that can be reliably repeated in future periods. In furtherance of this objective, we engaged Integra Realty Resources, Inc., a third-party commercial real estate valuation firm (“Integra”), to appraise all of our real estate assets. The engagement of Integra was approved by our Board of Directors at a time when our Board of Directors was comprised entirely of independent directors not affiliated with our current advisor, our current sub-advisor or our intended future advisor. Integra’s analyses, opinions, and conclusions were developed in conformity with the Code of Professional Ethics and the Standards of Professional Appraisal Practice of the Appraisal Institute and in conformity with the Uniform Standards of Professional Appraisal Practice. Integra appraised each of our real estate assets individually.  Additionally, Integra valued each of our real estate assets as part of a portfolio and ascribed a portfolio premium of 5% to each asset reflecting premiums observed in the marketplace at or around the date of the appraisal.  The Board of Directors, our advisor, and our sub-advisor reviewed the appraisals and concluded that the net asset value should be reported using the appraised value of each asset excluding the portfolio premium.

The Board of Directors also engaged Robert A. Stanger & Co., Inc., a real estate investment banking firm (“Stanger”), who worked with Integra, our advisor, our sub-advisor and our Board of Directors to gather information regarding all of our assets and liabilities. OnDecember 16, 2011, Stanger delivered a final report to our Board of Directors, our advisor and our sub-advisor.  Our advisor and sub-advisor each reviewed the report and recommended an estimated per-share value, excluding any portfolio premium included in the Integra appraisal reports. Our Board of Directors considered all information provided in light of its own knowledge regarding our assets and unanimously agreed upon an estimated value of $9.02 per share, which is consistent with the recommendations of our advisor and sub-advisor and the estimate included in Stanger’s report.

Our estimated per-share value was calculated by aggregating the appraised value of our real estate and the estimated fair value of our other assets, subtracting the estimated fair value of our liabilities, adjusting the valuations for interests in joint ventures on selected assets, and dividing the total by the number of our common shares outstanding as of September 30, 2011.  Our estimated aggregate share value is the same as our net asset value. As described above, it does not reflect any portfolio premium.

Calculation:

As of September 30, 2011, our estimated per-share value was calculated as follows:

Real estate assets	$15.32	(1)
Debt	(7.70)	(2)
Other	1.40	(3)
Estimated net asset value per-share value	$9.02
Estimated enterprise value premium	None assumed
Total estimated per-share value	$9.02

(1)
Our real estate assets were appraised using valuation methods that we believe are typically used by investors for properties similar to ours, including capitalization of the net property operating income, comparison with sales of similar properties and a cost approach.  Primary emphasis was placed on the direct capitalization analysis, with the other approaches used to confirm the reasonableness of the value conclusion. Using this methodology, the appraised value of our real estate assets reflects an overall increase from original purchase price, exclusive of acquisition costs, plus post-acquisition capital investments, of 19.1%.  We believe that the assumptions employed in the property appraisals are reasonable and within the ranges used for properties similar to ours and held by investors with similar expectations to our investors. However, a change in the assumptions would impact the calculation of the value of our real estate assets.  For example, assuming all other factors remain unchanged, a change in the assumed weighted-average capitalization rate by 0.25% would yield a change in our net asset value by approximately $0.38 per share.
Based upon the net property operating income for our properties as estimated by Integra, the aggregate appraised value of the portfolio, excluding any portfolio premium is$197,000,000. We note that the appraisal also considered the remaining cost to complete the one of our assets, Care Meridian.

(2)
The fair value of our debt instruments was estimated using discounted cash flow models, which incorporate assumptions that we believe reflect the terms currently available on similar borrowing arrangements to borrowers with credit profiles similar to ours.

(3)
The fair value of our non-real estate assets and liabilities is estimated to materially reflect book value given their typically short-term (less than 1 year) settlement periods. Such adjustment also includes the effect of ownership of certain of our properties by joint venture partners.

Our estimated per-share value of $9.02 as of September 30, 2011 has been positively affected by the performance of our portfolio. We look to bolster this performance with our recently-adopted a business strategy that involves (i) refinancing certain outstanding debt at more favorable interest rates and (ii) deploying capital into additional acquisitions.

We plan to update our estimated per-share value on an annual basis.

Limitations and Risks

As with any valuation methodology, our methodology is based upon a number of estimates and assumptions that may not be accurate or complete (see the footnotes to the table above).  Different parties with different assumptions and estimates could derive a different estimated per-share value.  Accordingly, with respect to our estimated per-share value, we can provide no assurance that:

•	a stockholder would be able to realize this estimated value per share upon attempting to resell his or her shares;

•
we would be able to achieve, for our stockholders, the estimated value per share, upon a listing of our shares of common stock on a national securities exchange, selling our real estate portfolio, or merging with another company; or

•	the estimated share value, or the methodologies relied upon to estimate the share value, will be found by any regulatory authority to comply with FINRA, ERISA, or any other regulatory requirements.

Furthermore, the estimated value of our shares was calculated as of a particular point in time. The value of our shares will fluctuate over time in response to, among other things, changes in real estate market fundamentals, capital markets activities, and attributes specific to the properties  within our portfolio.

Item 9.01                      Financial Statements and Exhibits

(d)	Exhibits
10.1	Advisory Agreement by and between Cornerstone Healthcare Plus REIT, Inc. and Springlake Healthcare Capital, LLC dated as of December 22, 2011.
99.1	Letter to Stockholders dated December 22, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORNERSTONE HEALTHCARE PLUS REIT, INC.

Dated: December 22, 2011	By:	/s/ Sharon C. Kaiser
Sharon C. Kaiser,
Chief Financial Officer